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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Amendment No. 2 to the Registration Statement on Form S-1 of Aclaris Therapeutics, Inc. of our report dated April 2, 2015, except for the last paragraph of Note 14, as to which the date is September 24, 2015, relating to the financial statements of Aclaris Therapeutics, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
September 24, 2015

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM